Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612.977.5172
Heide.Erickson@capella.edu

Media Contact:
Mike Buttry
Capella Education Company
612.977.5499
Mike.Buttry@capella.edu

Capella Education Company Reports Second Quarter 2017 Results
Second quarter 2017 financial performance within expectations

MINNEAPOLIS, July 25, 2017 - Capella Education Company (NASDAQ: CPLA), a leading educational services company, today announced financial results for the three and six months ended June 30, 2017.

“Our financial performance in the second quarter of 2017 was within expectations,” said Kevin Gilligan, chairman and chief executive officer. “New enrollment performance was softer than expected, and we have taken actions directed at restoring new enrollment growth in the second half of 2017. We believe that our strategy of delivering the most direct path between learning and employment positions us to create a differentiated value proposition for learners and employers and to create shareholder value.”

Selected Financial Data for the Three Months Ended June 30, 2017

Revenues were $109.6 million in the second quarter of 2017, up 2.7 percent compared to $106.7 million in the second quarter of 2016. Operating income was $15.4 million, compared to $18.1 million for the same period in 2016. The operating margin was 14.0 percent, compared to 16.9 percent for the second quarter 2016. Diluted net income per common share from continuing operations was $0.90, compared to $0.93 for the same period in 2016.

Operating and Segment Highlights

•	The “Post-Secondary” segment is comprised of Capella University and Sophia Learning; the “Job-Ready Skills” segment consists of Capella Learning Solutions, Hackbright Academy and DevMountain.

•
For the Post-Secondary segment, second quarter 2017 revenues were $107.0 million, up 1.1 percent compared to $105.8 million in the same period a year ago. The operating margin was 16.6 percent, compared to 20.4 percent. Results are primarily attributable to Capella University.

•
Capella University total active enrollment decreased 1.7 percent to 37,588 learners, new enrollment decreased by 9.6 percent compared to second quarter 2016, and early cohort persistence improved by approximately 3 percent.

•
Revenues for the Job-Ready Skills segment were $2.6 million in the second quarter of 2017 compared to $0.9 million in the same period of 2016. The operating loss was $2.4 million in the second quarter 2017, compared to a loss of $3.5 million in the second quarter of 2016.

Balance Sheet and Cash Flow

At June 30, 2017, Capella Education Company had cash and marketable securities of $179.5 million, compared to $162.3 million at Dec. 31, 2016, and no debt as of these dates.

Cash provided by operating activities from continuing operations for the six months ended June 30, 2017 was $35.3 million compared to $42.8 million in the same period a year ago.

Dividend

A quarterly cash dividend of $0.41 per outstanding share of common stock was declared during the second quarter of 2017. The dividend was paid on July 14, 2017.

Outlook

For the third quarter ending Sept. 30, 2017, consolidated revenues for Capella Education Company are expected to be up 2.0 to 3.0 percent compared to third quarter 2016. Consolidated operating margin is anticipated to be approximately 11.5 to 12.5 percent of total revenue. Capella University’s third quarter 2017 new enrollment growth is expected to be about flat year-over-year and total enrollment is expected to decline about one percent year-over-year.

For fiscal year 2017, we expect consolidated revenues for Capella Education Company to grow about 3.0 percent and consolidated operating margins to be about 15 percent.

“While we achieved our financial goals for the first half of 2017, Capella University’s second quarter enrollment performance has put pressure on our annual performance goals,” said Steve Polacek, senior vice president and chief financial officer. “We remain committed to making investments necessary to achieve our long-term growth potential.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to future prospects and expectations regarding our growth, revenues, enrollment, and operating performance, and should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management's good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to risks and uncertainties which could cause the company's actual results to differ materially from historical results and from results presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation, gainful employment, return of Title IV funds, borrower defenses to repayment, financial responsibility standards, state authorization, certifications and program requirements; maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; adapting to changes in the administration, funding and availability for Title IV programs; successfully defending litigation and other claims; any governmental action or review of our business, marketing, or financial aid practices, including by any state attorneys general, the federal Consumer Financial Protection Bureau, the Federal Trade Commission, the Minnesota Office of Higher Education or other state or federal regulatory bodies; successfully growing our FlexPath programs; maintaining and expanding existing commercial relationships with employers and developing new employer and business partner relationships; improving our conversion rate and effectively optimizing our marketing strategy and spend; successfully managing our learner success, doctoral enrollment and degree completion efforts; keeping up with advances in technology important to the online learner experience; effectively managing data security risks; successfully integrating acquisitions; successfully growing Capella Learning Solutions’ new business lines; and managing risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements include those described in the “Risk Factors” section of our most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission (SEC) and any updates or developments described in our Quarterly Reports on Form 10-Q, or other documents the company files with the SEC.

Conference Call

Capella will discuss its second quarter 2017 results and outlook during a conference call scheduled today, July 25, 2017, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 800.794.6623 (domestic) or 785.424.1227 (international) at 8:50 a.m. (ET), conference ID# 8176. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com in the investor relations section. A replay of the call will be available starting on July 25 through Aug. 1, 2017, at 800.839.2670 (domestic) or 402.220.7230 (international), conference ID# 8176. It will also be archived at www.capellaeducation.com in the investor relations section.

About Capella Education Company

Capella Education Company (http://www.capellaeducation.com) is an educational services company that provides access to high-quality education through online postsecondary degree programs and job-ready skills offerings needed in today’s market. Capella’s portfolio of companies is dedicated to closing the skills gap by providing the most direct path between learning and employment.

# # #

CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets
(In thousands, except par value)

	As of June 30, 2017	As of December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$118,023	$93,570
Marketable securities, current	42,940	45,458
Accounts receivable, net of allowance of $6,198 at June 30, 2017 and $6,682 at December 31, 2016	20,676	20,708
Prepaid expenses and other current assets	11,308	17,877
Total current assets	192,947	177,613
Marketable securities, non-current	18,583	23,320
Property and equipment, net	35,793	34,121
Goodwill	23,331	23,310
Intangibles, net	8,827	9,221
Deferred income taxes	—	1,853
Other assets	7,821	7,875
Total assets	$287,302	$277,313
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,755	$4,367
Accrued liabilities	24,300	31,302
Dividends payable	4,978	4,945
Deferred revenue	14,811	12,398
Total current liabilities	46,844	53,012
Deferred rent	12,957	13,693
Deferred income taxes	577	—
Other liabilities	2,087	2,316
Total liabilities	62,465	69,021
Shareholders’ equity:
Common stock, $0.01 par value: Authorized shares — 100,000, Issued and Outstanding shares — 11,672 at June 30, 2017 and 11,545 at December 31, 2016	117	115
Additional paid-in capital	125,806	121,581
Accumulated other comprehensive loss	(3)	(93)
Retained earnings	98,917	86,689
Total shareholders’ equity	224,837	208,292
Total liabilities and shareholders’ equity	$287,302	$277,313

CAPELLA EDUCATION COMPANY
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)
Revenues	$109,584	$106,725	$221,372	$212,173
Costs and expenses:
Instructional costs and services	48,369	45,502	96,781	90,813
Marketing and promotional	27,308	24,922	54,833	50,802
Admissions advisory	7,440	7,285	15,103	14,708
General and administrative	11,096	10,944	21,683	21,251
Total costs and expenses	94,213	88,653	188,400	177,574
Operating income	15,371	18,072	32,972	34,599
Other income, net	56	42	163	33
Income from continuing operations before income taxes	15,427	18,114	33,135	34,632
Income tax expense	4,672	7,040	11,209	13,282
Income from continuing operations	10,755	11,074	21,926	21,350
Income (loss) from discontinued operations, net of tax	—	(1,379)	95	(2,357)
Net income	$10,755	$9,695	$22,021	$18,993
Basic net income (loss) per common share:
Continuing operations	$0.92	$0.95	$1.89	$1.82
Discontinued operations	—	(0.12)	0.01	(0.20)
Basic net income per common share	$0.92	$0.83	$1.90	$1.62
Diluted net income (loss) per common share:
Continuing operations	$0.90	$0.93	$1.83	$1.79
Discontinued operations	—	(0.11)	0.01	(0.20)
Diluted net income per common share	$0.90	$0.82	$1.84	$1.59
Weighted average number of common shares outstanding:
Basic	11,644	11,648	11,602	11,701
Diluted	11,992	11,872	11,965	11,912
Cash dividend declared per common share	$0.41	$0.39	$0.82	$0.78

CAPELLA EDUCATION COMPANY
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2017	2016
	(Unaudited)
Operating activities
Net income	$22,021	$18,993
Income (loss) from discontinued operations, net of tax	95	(2,357)
Income from continuing operations	21,926	21,350
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	5,225	4,814
Depreciation and amortization	10,112	10,349
Amortization of investment discount/premium, net	855	1,113
Impairment of property and equipment	440	—
Loss on disposal of property and equipment	243	144
Share-based compensation	3,479	4,432
Excess tax benefits from stock-based compensation	—	(348)
Deferred income taxes	2,443	(352)
Changes in operating assets and liabilities
Accounts receivable	(5,194)	(5,713)
Prepaid expenses and other current assets	294	(4,522)
Accounts payable and accrued liabilities	(9,470)	6,492
Income taxes payable	3,219	929
Deferred rent	(735)	(472)
Deferred revenue	2,413	4,603
Net cash provided by operating activities - continuing operations	35,250	42,819
Net cash provided by (used in) operating activities - discontinued operations	95	(476)
Net cash provided by operating activities	35,345	42,343
Investing activities
Acquisitions, net of cash acquired	—	(32,118)
Capital expenditures	(12,116)	(9,977)
Investment in partnership interest	(354)	(3,203)
Purchases of marketable securities	(29,456)	(12,737)
Maturities of marketable securities	35,995	13,625
Net cash used in investing activities - continuing operations	(5,931)	(44,410)
Net cash provided by (used in) investing activities - discontinued operations	3,243	(74)
Net cash used in investing activities	(2,688)	(44,484)
Financing activities
Excess tax benefits from share-based compensation	—	348
Net payments related to share-based award activities	1,273	1,551
Payment of dividends	(9,479)	(9,214)
Repurchases of common stock	—	(15,012)
Net cash used in financing activities - continuing operations	(8,206)	(22,327)
Effect of foreign exchange rates on cash	2	(9)
Net increase (decrease) in cash and cash equivalents	24,453	(24,477)
Cash and cash equivalents and cash of business held for sale at beginning of period	93,570	88,027
Cash and cash equivalents and cash of business held for sale at end of period	118,023	63,550
Less cash of business held for sale at end of period	—	(2,109)
Cash and cash equivalents at end of period	$118,023	$61,441
Supplemental disclosures of cash flow information
Income taxes paid	$5,562	$12,703
Non-cash investing and financing activities:
Purchase of equipment included in accounts payable and accrued liabilities	$741	$342
Declaration of cash dividend to be paid	4,847	4,609

CAPELLA EDUCATION COMPANY
Segment Reporting
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)
Revenues
Post-Secondary	$106,974	$105,789	$216,455	$211,216
Job-Ready Skills	2,610	936	4,917	957
Consolidated Revenues	$109,584	$106,725	$221,372	$212,173
Operating income (loss)
Post-Secondary	$17,754	$21,566	$38,005	$39,285
Job-Ready Skills	(2,383)	(3,494)	(5,033)	(4,686)
Consolidated operating income	15,371	18,072	32,972	34,599
Other income, net	56	42	163	33
Income from continuing operations before income taxes	$15,427	$18,114	$33,135	$34,632

Note: The summary of financial information by reportable segment above excludes the results of operations for Arden University, which are presented as discontinued operations in our Consolidated Statements of Income.

CAPELLA UNIVERSITY
Other Information

	June 30,
Capella University Enrollment by Degree (a):	2017	2016	% Change
Doctoral	9,052	9,729	(7.0)%
Master's	17,714	17,706	—%
Bachelor's	9,760	9,798	(0.4)%
Other	1,062	998	6.4%
Total	37,588	38,231	(1.7)%

(a) Enrollment in the table above includes learners who are actively enrolled during the last month of the quarters ended June 30, 2017 and 2016, respectively.